ORDERED in the Southern District of Florida on May 16, 2012.

Erik P. Kimball, Judge
United States Bankruptcy Court

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF FLORIDA
WEST PALM BEACH DIVISION
www.flsb.uscourts.gov

In re: Chapter 11 Case

HearUSA, Inc.,[1] Case No. 11-23341-EPK

Debtor.
_____________________________/

ORDER CONFIRMING AMENDED CHAPTER 11 PLAN OF LIQUIDATION OF HEARUSA, INC. (N/K/A HUSA LIQUIDATING CORPORATION) AND GRANTING FINAL APPROVAL OF DISCLOSURE STATEMENT

THIS MATTER came before the Court for hearing on May 7, 2012 at 1:30 p.m. in West Palm Beach, Florida (the "Confirmation Hearing")[2] to consider confirmation of the Debtor's *Amended Chapter 11 Plan of Liquidation of HearUSA, Inc. (n/k/a HUSA Liquidating Corporation)* filed on March 13, 2012 [ECF 703] (the "Plan"). The Court, having considered the Plan, the *Amended Disclosure Statement in Connection With Chapter 11 Plan of Liquidation of*

[1] The address of the Debtor is c/o Joseph J. Luzinski, Development Specialists, Inc., 200 South Biscayne Boulevard, Suite 1818, Miami, Florida 33131; and the last four digits of the taxpayer identification number of the Debtor are (8248).
[2] Capitalized terms not otherwise defined herein shall have the meaning ascribed such terms in the Plan.

HearUSA, Inc. (n/k/a HUSA Liquidating Corporation) [ECF 702] (the "Disclosure Statement"), *The Official Committee of Unsecured Creditors' Joint Limited Objection to Debtor's Amended Chapter 11 Plan of Liquidation [ECF #703] and Amended Disclosure Statement [ECF #702]* [ECF 751], and *Official Committee of Equity Security Holders' Limited Objection to Amended Chapter 11 Plan of Liquidation of HearUSA, Inc., (n/k/a HUSA Liquidating Corporation)* [ECF 752], and the evidence presented, the statements and representations of counsel, and pursuant to Bankruptcy Rule 7052, makes the following findings of fact and conclusions of law.

Findings of Fact and Conclusions of Law

A. Adequate and sufficient notice, as required pursuant to the Bankruptcy Rules and the Court's *Amended Order (I) Conditionally Approving Disclosure Statement; (II) Establishing Notice and Distribution Record Dates; (III) Setting Date for Consolidated Hearing on (A) Final Approval of Amended Disclosure Statement, and (B) Confirmation of Amended Plan; (IV) Establishing and Consolidating Deadlines to File (A) Objections to Disclosure Statement, and (B) Objections to Confirmation; (V) Determining Solicitation of Common Shareholders Is Not Required; and (VI) Granting Related Relief* [ECF 706] (the "Procedures Order") was provided to all known creditors, equity security holders, holders of interests upon the timely exercise options as contemplated by Plan, the Office of the U.S. Trustee, counsel of record, and other parties in interest of: i) the Plan Procedures Notice and Plan Summary; ii) the deadline to file and serve objections to Confirmation of the Plan and the adequacy of the Disclosure Statement; iii) the hearing on final approval of the Disclosure Statement and approval of the confirmation of the Plan, as reflected in the *Certificate of Service of Trustee Services, Inc.* [ECF 733] dated April 11, 2012 (collectively, "Notice").

Jurisdiction and Venue

B. The Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334 and the District Court's general order of reference. Confirmation of the plan is a core proceeding under 28 U.S.C. § 157(b). Venue is proper in this district under 28 U.S.C. §§ 1408 and 1409.

Disclosure Statement

C. The Disclosure Statement was conditionally approved pursuant to the Procedures Order on March 15, 2012.

11 U.S.C. § 1129(a)(1)

D. The Plan complies with the applicable provisions of the Bankruptcy Code, including without limitation 11 U.S.C. §§ 1122, 1123, 1125, and 1129(a) and (b) with respect to all Classes of Claims and Interests under the Plan and, therefore, the provisions of 11 U.S.C. § 1129(a)(1) have been satisfied.

11 U.S.C. § 1129(a)(2)

E. The Debtor – the proponent of the Plan – has complied with the applicable provisions of the Bankruptcy Code. Accordingly, the requirements of 11 U.S.C. § 1129(a)(2) have been satisfied.

11 U.S.C. § 1129(a)(3)

F. The Plan has been proposed in good faith and not by any means forbidden by law. Accordingly, the requirements of 11 U.S.C. § 1129(a)(3) have been satisfied.

11 U.S.C. § 1129(a)(4)

G. Any payments made or to be made by the Debtor, or by a person issuing securities or acquiring property under the Plan, for services or for costs and expenses in or in connection with the case, or in connection with the Plan and incident to the case, have been approved by, or are subject to the approval of, this Court as reasonable. Accordingly, the requirements of 11

U.S.C. § 1129(a)(4) have been satisfied.

11 U.S.C. § 1129(a)(5)

H. The Plan is a plan of liquidation and the Debtor has disclosed (i) the identity and affiliations of the Liquidating Trustee, who is the successor to the Debtor under the Plan, and (ii) the compensation to be paid to the Liquidating Trustee, Liquidating Trust Advisory Board and post-confirmation professionals. Accordingly, the requirements of 11 U.S.C. § 1129(a)(5)(A) and 1129(a)(5)(B) have been satisfied. The Liquidating Trust Advisory Board shall be Dr. Paul Brown, Jack Silver, and Richard S. Press. Members of the Liquidating Trust Advisory Board shall not be deemed or construed to be a representative of, or a continuation of, the Debtor for any reason or purpose.

11 U.S.C. § 1129(a)(6)

J. There is no governmental regulatory commission with jurisdiction over the rates of the Debtor. Accordingly, the requirements of 11 U.S.C. § 1129(a)(6) have been satisfied.

11 U.S.C. § 1129(a)(7)

K. The Plan treats Classes 1, 2, 3 and 4 as Unimpaired, and pursuant to 11 U.S.C. § 1126(f), Classes 1, 2, 3 and 4 are deemed to have accepted the Plan. Accordingly, 11 U.S.C. § 1129(a)(7) does not apply to Classes 1, 2, 3 and 4.

L. The Plan treats Class 5 as Impaired. Pursuant to the Procedures Order the Debtor was excused from solicitation to Class 5, and Class 5 is deemed to have rejected the Plan. The Court further finds that solicitation of Class 5 was unnecessary under the circumstances presented in this Case.

M. Class 5 will receive or retain under the Plan on account of such claim or interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that such

Holder would receive or retain if the Debtor was liquidated under Chapter 7 of the Bankruptcy Code on such date. Accordingly, the requirements of 11 U.S.C. § 1129(a)(7) have been satisfied with respect to Class 5.

11 U.S.C. § 1129(a)(8)

N. Classes 1, 2, 3 and 4 are Unimpaired under the Plan and are deemed to have accepted the Plan pursuant to 11 U.S.C. § 1126(f). Class 5 is Impaired and is deemed to reject the Plan. The requirements of 11 U.S.C. § 1129(a)(8) have not been satisfied with respect to each Class 5, however, the Plan is nonetheless confirmable because the Plan satisfies Section 1129(b) of the Bankruptcy Code.

11 U.S.C. § 1129(a)(9)

O. The Plan provides that a) all Allowed Administrative Expense Claims are to be paid upon the earlier to occur of the Effective Date or ten business days after the entry of a Final Order allowing such Administrative Expense Claim, b) all Professional Claims are to be paid ten business days after the entry of a Final Order with respect to each Professional's fee application, and c) all Allowed Priority Tax Claims are to be paid on the Effective Date or as soon thereafter as is practicable. Accordingly, the requirements of 11 U.S.C. § 1129(a)(9) have been met.

11 U.S.C. § 1129(a)(10)

P. 11 U.S.C. § 1129(a)(10) does not apply to this case because no class of claims is impaired under the Plan.

11 U.S.C. § 1129(a)(11)

Q. The Plan is a plan of liquidation which provides for the distribution of the cash available from the consummation of the sale of substantially all the Debtor's assets, which will be sufficient to make the payments required under the Plan and implement the winddown of

Debtor's affairs by the Liquidating Trustee. Accordingly, the requirements of 11 U.S.C. § 1129(a)(11) have been satisfied.

11 U.S.C. § 1129(a)(12)

R. The Plan provides for payment in full of all U.S. Trustee fees payable under 28 U.S.C. § 1930 and all fees payable under Section 1930 of Title 28. To the extent any fees remain due and owing, they will be paid on or before the Effective Date of the Plan. Accordingly, the requirements of 11 U.S.C. § 1129(a)(12) have been satisfied.

11 U.S.C. § 1129(a)(13)

S. Debtor is not obligated now, nor will it become obligated in the future, to pay retiree benefits described in Section 1129(a)(13) of the Bankruptcy Code. Accordingly, the requirements of 11 U.S.C. § 1129(a)(13) have been met.

11 U.S.C. § 1129(a)(14)-(16)

T. 11 U.S.C. §§ 1129(a)(14), (15) and (16) do not apply to this case because these provisions apply either to individual debtors or to nonprofit corporations and trusts. Accordingly 11 U.S.C. §§ 1129(a)(14), (15) and (16) are not applicable.

11 U.S.C. § 1129(b)

U. The Plan does not discriminate unfairly and is fair and equitable with respect to Class 5 that is impaired under, and has been deemed to reject, the Plan. Accordingly, the requirements of 11 U.S.C. § 1129(b) have been satisfied.

Requirements of Procedures Order Satisfied

W. The Debtor has complied with each and every requirement of the Procedures Order.

Requirements for Confirmation Satisfied

V. All of the requirements for Confirmation under 11 U.S.C. § 1129 have been satisfied. Confirmation of the Plan is in the best interests of the Estate, its creditors, its equity security holders, and all other parties in interest.

It is therefore **ORDERED AND ADJUDGED** that:

1. The Disclosure Statement is **APPROVED** on a final basis pursuant to 11 U.S.C. § 1125.

2. The Plan is **CONFIRMED** and **APPROVED** in all respects.

3. Any objections to Confirmation not withdrawn or otherwise addressed in this Order are expressly **OVERRULED.**

4. The Findings of Fact and Conclusions of Law set forth above shall constitute findings of fact and conclusions of law of this Court pursuant to Bankruptcy Rule 7052. To the extent any finding of fact later shall be determined to be a conclusion of law it shall be so deemed, and to the extent any conclusion of law shall later be determined to be a finding of fact it shall be so deemed.

5. Notice was adequate and sufficient under the Procedures Order, Bankruptcy Code, the Bankruptcy Rules, the Local Rules and Orders of this Court and the Due Process Clause of the United States Constitution.

6. The Effective Date shall be the date selected by the Debtor that is 30 days after entry of this Order and all other conditions to the Effective Date set forth in Article 10 of the Plan have been satisfied, or if waivable, waived.

7. The appointment of Joseph J. Luzinski as the Liquidating Trustee is hereby approved, effective as of the Effective Date. Until the Effective Date, the Debtor shall remain in control of all Assets of the Estate.

8. On the Effective Date of the Plan, the Debtor shall grant, assign, transfer, convey, deliver, delegate and set over to the Liquidating Trustee, the Assets of the Estate which thereafter shall constitute the Liquidating Trust Assets, which shall vest in and be retained under the sole and exclusive control of the Liquidating Trustee solely for the benefit of all Holders of Allowed Claims against and Allowed Interests in the Debtor. The Liquidating Trustee shall be a "representative of the estate" pursuant to 11 U.S.C. § 1123(b)(3)(B), shall act in a fiduciary capacity for the Holders of all Allowed Claims and Allowed Interests under the Plan, and shall have only those rights, powers and duties conferred to him by the Plan, as well as the rights and powers of a trustee under sections 542 through 552 of the Bankruptcy Code and the duties of a trustee under sections 704(1), (2), (4), (5), (7), and (9) of the Bankruptcy Code.

9. The Plan shall be funded from cash available from the consummation of the sale of substantially all of the Debtor's assets and other recoveries by the Liquidating Trustee.

10. On and after the Effective Date, the Liquidating Trustee shall be authorized to pay all statutory fees, Administrative Expense Claims, Professional Claims, Priority Tax Claims, and Siemens Claim, and Allowed Claims and Class 4 and Class 5 Interests, in accordance with the terms of the Plan and this Order, to the extent each is Allowed.

11. Notwithstanding anything to the contrary set forth in the Plan, Class 3, General Unsecured Claims, shall be paid post-petition interest from the Petition Date through the Distribution Date at the rate of 0.182% per annum (the federal judgment rate of interest in effect on the Petition Date). Pre-Petition interest shall be paid only to those Class 3 Claimants with a contract providing for the payment of interest, at the rate provided for in such contract.

12. The Liquidating Trustee and Liquidating Trust Advisory Board shall be compensated from the Liquidating Trust Assets. The Liquidating Trustee shall be entitled to bill for his services and expenses as approved by the Liquidating Trust Advisory Board.

13. The Liquidating Trustee may engage counsel and other professionals to represent him in connection with his duties under the Plan, and Liquidating Trust Agreement, including professionals previously engaged by the Debtor, and including an administrative professional who will be responsible for distributing 1099s to all Class 3 Creditors who receive a Distribution (the "1099 Agent"). At the Liquidating Trustee's request, Berger Singerman LLP is authorized to also act as general counsel for the Liquidating Trustee. Post confirmation professionals shall be paid 100% of their fees and 100% of their costs on a monthly basis, provided that such compensation does not exceed the amount reflected in the Budget by more than 15% for each Professional, unless approved by the Liquidating Trust Advisory Board or further order of the Bankruptcy Court. Each member of the Liquidating Trust Advisory Board shall be entitled to receive a quarterly fee of $4,000, payable at the end of each quarter. This Court shall retain jurisdiction to allow or disallow all post confirmation Administrative Expense Claims of the Liquidating Trustee and post confirmation professionals.

14. The 1099 Agent shall be retained by the Liquidating Trust pursuant to application filed with the Court. For his/her services, the 1099 Agent shall be entitled to a flat fee of

$10,000.00. The 1099 Agent shall be entitled to his/her flat fee upon Court approval of the 1099 Agent's employment. However, should the 1099 Agent incur an out of pocket expense(s) necessary in discharging his/her duty that were not reasonably foreseeable, then the 1099 Agent may request reimbursement or payment of such unforeseen cost(s), from the Liquidating Trustee. If the Liquidating Trustee and the 1099 Agent cannot agree upon payment or reimbursement of such cost(s), then the matter will be decided by the Court.

15. Pursuant to section 1123(b)(3) of the Bankruptcy Code, except as otherwise provided in the Plan or this Order, the Liquidating Trustee shall have the exclusive right to enforce any and all causes of action against any Entity and rights of the Debtor that arose before or after the Petition Date, including but not limited to the rights and powers of a trustee and debtor-in-possession, against any Entity whatsoever, including, but not limited to all avoidance powers granted to the Debtor under the Bankruptcy Code and all Causes of Action, including those remedies granted pursuant to sections 502, 506, 510, 541, 542, 543, 544, 547 through 551 and 553 of the Bankruptcy Code.

16. The Liquidating Trustee shall have the authority to file, settle, compromise, withdraw, arbitrate or litigate to judgment, Objections to claims pursuant to applicable procedures established by the Bankruptcy Code, the Bankruptcy Rules and the Plan. The Liquidating Trustee shall use reasonable efforts to promptly and diligently pursue resolution of any and all Disputed Claims.

17. On the Effective Date, all executory contracts and unexpired leases that exist between the Debtor and any Entity which have not previously been assumed and assigned to the Purchaser pursuant to the terms of the Sale Order and Asset Purchase Agreement, or are not the subject of pending motions to assume, assign or reject as of the Confirmation Date, shall be

deemed rejected in accordance with the provisions and requirements of section 365 of the Bankruptcy Code.

18. **Proofs of Claim for alleged damages arising from the rejection of an executory contract or unexpired lease pursuant to the Plan, Confirmation Order or any subsequent order of this Court, shall be filed with this Court and served on counsel for the Debtor or the Liquidating Trustee not later than thirty (30) days after the service of the earlier of (i) notice of entry of this Order, or (ii) other notice that the executory contract or unexpired lease has been rejected (including service of an order of this Court provided for such rejection). Any holder of a claim arising from the rejection of any executory contract or unexpired lease that fails to file a Proof of Claim on or before the date specified in this paragraph shall be forever barred, estopped and enjoined from asserting such claim(s) in any manner against the Debtor (or filing proofs of claim with respect thereof) or its property and the Debtor shall be forever discharged from all indebtedness or liability with respect to such claims, and, if applicable, such holders shall not be permitted to participate in any distribution in this Chapter 11 case on account of such claims or to receive further notices regarding such claims and shall be bound by the terms of the Plan.**

19. This Court shall determine any Objections to any Proofs of Claim filed in accordance with Article 8.2 of the Plan at a hearing to be held at a date to be determined by this Court. To the extent Allowed, Unsecured Claims arising out of the rejection of executory contracts or unexpired leases shall, pursuant to section 502(g) of the Bankruptcy Code, be Class 3 Claims entitled to the same treatment under the Plan received by the other Allowed Class 3 Claims.

20. Except and to the extent previously assumed by the Purchaser pursuant to the Sale Order and the Asset Purchase Agreement or other order of this Court on or before the Confirmation Date, all employee compensation and benefit programs of the Debtors, including programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be rejected.

21. Notwithstanding anything in Article 7 of the Plan to the contrary, unless assumed by the Purchaser pursuant to the Sale Order or Asset Purchase Agreement, all employment and/or compensation agreements between the Debtor and any employees shall be deemed rejected in accordance with the provisions and requirements of section 365 of the Bankruptcy Code.

22. Distributions to Holders of Allowed Claims shall be made pursuant to Article 6 of the Plan. If a Claim is not an Allowed Claim as of the applicable Distribution Date, distributions shall only be made if and when the Claim is Allowed pursuant to Article 7 of the Plan and, with respect to the cure of defaults for executory contracts and unexpired leases, pursuant to Article 8 of the Plan.

23. Unless otherwise provided herein, all injunctions or stays provided for in the Chapter 11 Case pursuant to section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until entry of a Final Decree closing this Case.

24. This Order shall in no way stay, alter, amend or modify the Asset Purchase Agreement, Sale Order, Transition Services Agreement, or any of the agreements entered into in connection with Sale. In addition, the deadlines provided for in the Transition Services Agreement are extended to the Effective Date.

25. **Except as otherwise provided herein, the Plan, Confirmation Order, the Sale Order, the DIP Loan Order or any other Final Order of the Bankruptcy Court, as of the Effective Date, the "Released Parties" (defined as the Debtor, the Creditors' Committee, the Equity Committee, the DIP Lender, the Purchaser, each advisor of the Debtor, the Creditors' Committee, the Equity Committee, the DIP Lender and the Purchaser, and each of their respective officers, directors, members, employees, representatives, counsel, advisors, agents, parents, subsidiaries and Affiliates, and each of their respective successors and assigns) shall neither have nor incur any liability for any Claim, Cause of Action, or other assertion of liability for any act taken or omitted to be taken in connection with, or arising out of (i) this Chapter 11 Case, (ii) the formulation, dissemination, confirmation, consummation, or administration of the Plan, or property to be distributed under the Plan, including, without limitation, any liability for failing to make a Distribution to Persons who were not Record Holders as of the Distribution Record Date, (iii) the Asset Purchase Agreement and the transactions contemplated thereunder, (iv) the DIP Facility, (v) wind-down funding, or (vi) any other act or omission in connection with the Chapter 11 Case, the Plan, the Asset Purchase Agreement, the Transition Services Agreement, the Wind Down Costs, the Wind Down Expense Reserve, the Unresolved Claims Reserve, the DIP Facility or any other contract or other agreement or document related thereto or delivered thereunder; provided, however, that the foregoing shall not affect the liability of any Person that otherwise would result from any such act or omission to the extent that such act or omission is determined by Final Order to have constituted willful misconduct or gross negligence. Notwithstanding anything herein to the contrary, the exculpation and limitation of liability provided for herein shall not apply to any acts or omissions that**

occurred prior to the Petition Date. Further, neither the Plan, this Order, nor the Sale Order, is binding upon the United States Securities and Exchange Commission ("SEC") with respect to the enforcement of its police or regulatory powers or limits the SEC from pursuing any police or regulatory enforcement action or otherwise performing its statutory duties against any person or entity, in any forum.

26. **Effective as of the Effective Date, and except as otherwise provided in this Order, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtor, on behalf of itself and the Estate, and Siemens will be deemed to have forever released one another and to have waived any and all of their respective claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action and liabilities against one another, other than the rights of Siemens, the Purchaser, the Debtor or the Liquidating Trustee to enforce the Plan, the Sale Order, the Transition Services Agreement (as defined in the Sale Order), and the contracts, instruments, releases, indentures, and other agreements or documents delivered under each of the foregoing), whether arising from or for tort, contract, or otherwise, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, on behalf of itself and the Estate, the Chapter 11 Case, or the Plan, including (but not limited to) specifically: (i) actions in connection with indebtedness for money borrowed by the Debtor, (ii) actions and representations in connection with the Supply Agreement, the Credit Agreement, the Investor Rights Agreement, or any other security agreement between Siemens and the Debtor; (iii) actions**

in connection with any declaration of default in the Credit Agreement; and (iv) any other actions in connection with the acquisition of substantially all of the Debtor's Assets; provided, however, and for the avoidance of doubt, this Release shall not be construed to release Siemens and/or the Purchaser from any claim or Cause of Action held solely and directly against Siemens and/or the Purchaser by anyone other than the Debtor or the Estate, including the claims of any Claim or Interest Holder, further, this provision of the Order shall not in any way impair or impede the prosecution or defense of any enforcement action brought by the SEC or any other regulatory agency with respect to or against Siemens in any appropriate forum.

27. Notwithstanding the entry of this Order, the occurrence of the Effective Date and the transfer of the Liquidating Trust Assets to the Liquidating Trustee, pursuant to Article 5 of the Plan, this Court shall retain jurisdiction over this Chapter 11 Case after the Effective Date to the fullest extent legally permissible.

28. The Debtor shall pay the United States Trustee the appropriate sum required pursuant to 28 U.S.C. §1930(a)(6) on the Effective Date for pre-confirmation periods and provide to the United States Trustee an appropriate affidavit indicating the cash disbursements for the relevant period. The Liquidating Trustee shall further pay the United States Trustee the appropriate sum required pursuant to 28 U.S.C. §1930(a)(6) for post confirmation periods within the time period set forth in 28 U.S.C. §1930(a)(6), until the closing of this Chapter 11 Case by the issuance of a Final Decree by the Court. Upon the payment of each post confirmation payment, the Liquidating Trustee shall provide the United States Trustee with an appropriate affidavit indicating all the cash disbursements for the relevant period.

29. As soon as practicable on or after entry of the Final Decree, if not sooner dissolved the Debtor shall be dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of the Debtor or payments to be made in connection therewith.

30. Similarly, as soon as practicable on or after entry of this Confirmation Order, the Official Committee of Unsecured Creditors shall be dissolved without the necessity for any other or further actions to be taken by or on behalf of the Creditors Committee. Ehrenstein Charbonneau Calderin, counsel for the Creditors Committee is discharged, and shall no longer serve as counsel to the Creditors Committee. However, Ehrenstein Charbonneau Calderin may continue as a retained professional of the estate for purposes of assisting the 1099 Agent in his/her retention.

31. When all Assets have been liquidated and converted into Cash (other than those Assets that may be abandoned by the Liquidating Trustee), and such Cash has been distributed in accordance with the Plan, the Liquidating Trustee shall seek authority from this Court to close this Chapter 11 Case in accordance with the Bankruptcy Code and the Bankruptcy Rules.

32. On or as soon after the Effective Date as is practicable, and provided the Distribution Date has occurred, the Liquidating Trustee shall file the appropriate documentation with the appropriate entity(ies) to seek to formally terminate the Debtor's reporting obligations, including, but not limited to, the filing of the appropriate form with the SEC to notify the SEC of the termination of registration of all the Debtor's securities under Section 12 of the Securities Exchange Act of 1934.

33. Nothing in the Plan or the Confirmation Order shall be construed to preclude the SEC from fulfilling its statutory duties against the Debtor or any other person or entity in any nonbankruptcy forum.

34. The settlements set forth in the Plan including (a) settlement of the Senior Management Claims, (b) settlement of all Celestial Claims, and (c) settlement of Siemens Secured Claim each meet the requirements set forth in *In re Justice Oaks II, Ltd.*, 898 F.2d 1544 (11th Cir. 1990), and Bankruptcy Rule 9019, are approved as follows:

a) The members of Senior Management will receive on the Effective Date $1,175,000 in the aggregate, in full and complete satisfaction of their Claims. In addition, Senior Management will be permitted to participate in any exercise of stock options permitted in the Plan and be deemed to release the Debtor's Estate from any and all other claims and interests they may have. Members of Senior Management, for avoidance of doubt, are not being released by the Estate.

b) Celestial will receive on the Effective Date $375,000 in full and complete satisfaction of its Claims, and upon receipt of this payment Celestial shall be deemed to have released the Debtor, the Debtor's Estate, and the Liquidating Trust from any and all other claims, causes of action, and interest it may have, and the Debtor, Debtor's Estate, and Liquidating Trust shall be deemed to have released Celestial for any and all claims, causes of action, they may have against Celestial. Once this Order becomes a final, non-appealable order, the adversary proceeding pending against Celestial, (Adv. Pro. No. 11-02785-EPK) shall be deemed dismissed with prejudice.

c) Siemens will receive on the Effective Date, $300,000 in cash in full and complete satisfaction of its secured Claim.

35. The Debtor announced at the confirmation hearing the agreement it reached with certain Holders of Allowed Interests in Class 4 regarding treatment of their Allowed Interests under the Plan and the amount of the distribution to be received by them under Article 4.1.2(d) of the Plan in payment of their Class 4 Claims and Interests. The Class 4 Interest Holders identified in the agreement (the "Redeeming Series J Interest Holders") shall receive a distribution under the Plan comprised of the sum of the following: (i) the $10,000 face value per share of Series J Preferred Stock, (ii) the additional 20% premium above the face value per share of Series J Preferred Stock due under the Certificate of Designations, Preferences and Rights of Series J Preferred Stock of HearX Ltd., which was filed with the Secretary of State of the State of Delaware on December 4, 2001 (the "Certificate") as a result of the sale of the Debtor's assets during this case, and (iii) accrued and unpaid dividends on the shares of Series J Preferred Stock as calculated in the Certificate (the "Allowed Distribution"). The amount of the Allowed Distribution shall be as set forth in the agreement. The Redeeming Series J Interest Holders will not seek the payment of any interest on the accrued and unpaid dividends or any other amount of interest with respect to the Allowed Distribution. The Allowed Distribution will be paid in the first distribution to be made by the Debtor or the Liquidating Trustee shortly after the Effective Date. The Bankruptcy Court shall retain jurisdiction over the parties to hear and determine any matters or disputes arising from or related to this treatment.

36. The Debtor shall serve a copy of this Order upon all parties entitled to notice thereof pursuant to Bankruptcy Rule 3020(c) and Local Rules 2002-1(c)(11) and 3020-1(D), and shall file a certificate of service with the Court.

37. The Bankruptcy Court shall conduct a post-confirmation status conference on July 19, **2012 at 1:30 .m. at the United States Bankruptcy Courthouse, Flagler**

Waterview Building, 1515 North Flagler Drive, 8th Floor, Courtroom B, West Palm Beach, Florida, 33401.

# # #

Submitted by:
Brian K. Gart, Esq.
BERGER SINGERMAN LLP
350 East Las Olas Boulevard, Suite 1000
Miami, FL 33131
Telephone No. (954) 525-9900
Facsimile No. (954) 523-2872
E-mail: bgart@bergersingerman.com

Copies to:
Brian K. Gart, Esq.
(Attorney Gart shall serve a copy of this Order upon all interested parties upon receipt and file a certificate of service).